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                          REEBOK INTERNATIONAL LTD.
                (Amounts in Thousands, Except Per Share Data)
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Exhibit 11  -  Statement RE:  Computation of Per Share Earnings
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                                           Three Months Ended     Six Months Ended
                                                June 30,              June 30,
                                           ------------------     ----------------
                                           1996          1995     1996        1995
                                           ----          ----     ----        ----
Primary
- --------------------------------

Average shares outstanding                 72,979       79,464    73,682     80,061

Net effect of dilutive stock options          943        1,618       858      1,564
                                          -------      -------   -------    -------

Total                                      73,922       81,082    74,540     81,625
                                          =======      =======   =======    =======

Net income                                $19,813      $21,404   $68,228    $87,321
                                          =======      =======   =======    =======

Per share amount                          $   .27      $  0.26   $   .92    $  1.07
                                          =======      =======   =======    =======

Fully Diluted
- --------------------------------

Average shares outstanding                 72,979       79,464    73,682     80,061

Net effect of dilutive stock options        1,273        1,618     1,309      1,564
                                          -------      -------   -------    -------

Total                                      74,252       81,082    74,991     81,625
                                          =======      =======   =======    =======

Net income                                $19,813      $21,404   $68,228    $87,321
                                          =======      =======   =======    =======

Per share amount                          $  0.27      $  0.26   $  0.91    $  1.07
                                          =======      =======   =======    =======

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